Exhibit 99.1

HeartSciences Announces Major Milestone with the Issuance of CPT® Codes by the American Medical Association for ECG AI Analysis of Cardiac Dysfunction

Issuance of new reimbursement-related codes expected to accelerate the use and adoption of ECG-based cardiac dysfunction AI algorithms, including HeartSciences’ MyoVista

Southlake, Texas, October 19, 2022 - Heart Test Laboratories, Inc. d/b/a HeartSciences (NASDAQ: HSCS; HSCSW) (“HeartSciences” or the “Company”), a medical technology company focused on saving lives by making an ECG (also known as an EKG) a far more valuable screening tool through the use of AI, today reports that the American Medical Association (AMA) has issued new industry-first Category III Current Procedural Terminology (CPT®) codes for novel AI assistive algorithmic ECG risk assessment for cardiac dysfunction. These codes are expected to cover the AI cardiac dysfunction algorithm incorporated in the Company’s MyoVista® Wavelet ECG Cardiac Testing Device currently in development for FDA De Novo submission and clearance. The codes are in addition to the long-established CPT codes in place for the conventional ECG.

CPT Category III codes are designed to facilitate the use, adoption, and potential reimbursement of emerging technologies. The new CPT codes go into effect in the CPT codebook on January 1, 2023.

“This is a major milestone for HeartSciences. The issuance of new CPT codes by the AMA acknowledges the importance of AI analysis of cardiac dysfunction using an ECG. It also further validates the commercial opportunity for the MyoVista,” stated Andrew Simpson, Chief Executive Officer of HeartSciences. “One of the most significant needs in healthcare is the ability to detect cardiac dysfunction early. An AI-enabled ECG is a relatively low-cost, simple, and quick way to do that. Millions of ECG tests are performed every week and we believe adding detection of cardiac dysfunction to the ECG would make it a far more valuable heart screening tool.”

About HeartSciences

Heart Test Laboratories, Inc. d/b/a HeartSciences is a medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to expand and improve an ECG’s clinical usefulness. Millions of ECGs are performed every week and the Company’s objective is to improve healthcare by making an ECG a far more valuable cardiac screening tool, particularly in frontline or point-of-care clinical settings. HeartSciences’ first product candidate for FDA clearance, the MyoVista wavECG, or the MyoVista, is a resting 12-lead ECG that is also designed to provide diagnostic information related to cardiac dysfunction which has traditionally only been available through the use of cardiac imaging. The MyoVista also provides conventional ECG information in the same test. The business model, which involves the use of the MyoVista device and consumables for each test, is expected to be “razor-razorblade” as the electrodes used with the MyoVista are proprietary to HeartSciences, and new electrodes are required for every test performed.

For more information, please visit: https://www.heartsciences.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's future financial and operating performance. All statements, other than statements of historical facts, included herein are "forward-looking statements" including, among other things, statements about HeartSciences’ beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences’ filings with the U.S. Securities and Exchange Commission at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For investor and media inquiries, please contact:

Investor Relations:

Crescendo Communications, LLC

Phone: (212) 671-1021

Email: HSCS@crescendo-ir.com

Company:
Gene Gephart
Phone: +1-737-414-9213 (US)
Email: investorrelations@heartsciences.com